Exhibit 99.1

NEWS ANNOUNCEMENT

CONTACT:
William J. Clifford
Chief Financial Officer
610/401-2900

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES COMPLETION OF TAX-FREE

SPIN-OFF FROM PENN NATIONAL GAMING, INC. AND THE CLOSING OF FINANCING TRANSACTIONS

Wyomissing, PA (November 1, 2013) — Gaming and Leisure Properties, Inc. (GLPI:NASDAQ) (“GLPI” or “the Company”) announced today the completion of its previously announced, tax-free spin-off from Penn National Gaming, Inc. (“Penn”), effective at 12:01 a.m. New York City time today.  As a result of the transaction, GLPI is now a separate company that owns the real estate associated with 21 casino facilities, including two facilities currently under development in Dayton and Youngstown, Ohio and leases, or expects to lease with respect to Dayton and Youngstown, 19 of these facilities to Penn.  The remaining two gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by subsidiaries of GLPI.  Collectively, and including the two facilities currently under development in Dayton and Youngstown, Ohio, GLPI owns approximately 3,220 acres of land and 6.6 million square feet of building space.

Since October 14, 2013, GLPI shares have traded on a “when-issued” basis under the symbol “GLPIV,” allowing shareholders to trade the right to receive shares of GLPI that will be distributed to Penn shareholders on the distribution date.  From and after November 4, 2013, the first trading day following the distribution date, the “when-issued” trading of shares of GLPI common stock will end and the “regular-way” trading of shares of GLPI common stock will begin under the symbol “GLPI.”

In connection with the spin-off, GLPI completed the previously announced issuance, in separate private placements, of $2,050 million aggregate principal amount of three series of new senior notes at par: $550 million of 4.375% Senior Notes due 2018 (the “2018 notes”); $1,000 million of 4.875% Senior Notes due 2020 (the “2020 notes”); and $500 million of 5.375% Senior Notes due 2023 (the “2023 notes,” and collectively with the 2018 notes and the 2020 notes, the “notes”).  The notes are senior unsecured obligations of the issuers, which are wholly owned subsidiaries of GLPI, and are guaranteed by GLPI.  The Company used proceeds of the offering of the 2018 notes and the 2023 notes, together with borrowings under the new credit facilities described below, to make a distribution to Penn in actual or constructive exchange for the contribution of real property assets by Penn and its subsidiaries to GLPI related to the spin-off and to pay related fees and expenses.  GLPI used proceeds of the offering of the 2020 notes to partially repay amounts funded under the revolving portion of the new credit facilities described below and intends to use remaining proceeds of the offering of the 2020 notes to fund its future earnings and profits distribution and for working capital purposes.

Additionally, GLP Capital, L.P. (“GLP”), a wholly-owned subsidiary of GLPI, entered into a senior unsecured credit agreement comprised of a $700 million revolving credit facility with a maturity of five years and a $300 million term loan facility with a maturity of five years.  These new credit facilities are guaranteed by GLPI.  The interest rates applicable to loans under the credit facilities are, at GLP’s option, equal to either a LIBOR rate or a base rate plus an applicable margin.  The applicable margin ranges from 1.0% to 2.0% per annum for LIBOR loans and 0.0% to 1.0% per annum for base rate loans, in each case depending on the ratings assigned to GLP’s credit facilities.  GLP pays a commitment fee on unused revolving commitments at a rate equal to 0.15% to 0.35% per annum, depending on the ratings assigned to GLP’s credit facilities.  The current commitment fee rate is 0.30% per annum, and this is expected to be reduced to 0.25% three months after the closing date of the new credit facilities, assuming the ratings of GLP’s credit facilities are maintained.  The current applicable margin is 1.75% for LIBOR loans and 0.75% for base rate loans, and these are expected to be reduced to 1.50% and 0.50%, respectively, three months after the closing date of the new credit facilities, assuming the ratings of GLP’s credit facilities are maintained.

About Gaming and Leisure Properties, Inc.

GLPI is a newly formed company that was incorporated in Pennsylvania on February 13, 2013.  GLPI intends to make an election on its federal income tax return for its taxable year beginning on January 1, 2014 to be treated as a REIT.  After such election, GLPI will be a self-administered, self-managed REIT primarily engaged in the property business, which will consist of owning, acquiring, developing, expanding, managing and leasing gaming and related facilities.  GLPI expects to be the first gaming-focused REIT, and expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also anticipates diversifying its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties.

Forward-Looking Statements

This press release includes “forward-looking statements,” including statements about the anticipated use of proceeds from the financings and about future expected interest rate margins, commitment fees and ratings of GLP’s new credit facilities.  Forward-looking statements in this press release and in the public filings or other public statements of GLPI are subject to known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or other public statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements: the future impact of the described transactions; GLPI’s ability to successfully conduct its business following the consummation of the transactions; the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; the ability and willingness of GLPI’s tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including, in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; the ability of GLPI’s tenants and operators to comply with laws, rules and regulations in the operation of its properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; the ability and willingness of GLPI’s tenants to renew their leases with GLPI upon expiration of the leases, GLPI’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event GLPI exercises its right to replace an existing tenant, and obligations, including indemnification obligations, it may incur in connection with the replacement of an existing tenant; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the willingness of gaming operators other than Penn to enter into leasing transactions or other arrangements with GLPI; the ability to diversify into different businesses, such as hotels, entertainment facilities and office space; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; the degree and nature of GLPI’s competition; the ability to generate sufficient cash flows to service GLPI’s outstanding indebtedness; the access to debt and equity capital markets and the potentially dilutive effect of any future equity financings; fluctuating interest rates; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; the outcome of any legal proceedings to which GLPI is a party; GLPI’s ability to qualify as a REIT or maintain its status as a REIT;  GLPI’s duty to indemnify Penn in certain circumstances if the spin-off fails to be tax-free; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; changes in accounting standards; the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors included in this press release. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements included in this press release and in the “Risk Factors” section of the prospectus dated as of October 9, 2013 that we filed with the SEC pursuant to Rule 424(b)(3). GLPI undertakes no obligation to publicly update or revise any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

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